                                                                 Exhibit 3.01

                              STATE OF DELAWARE

                         OFFICE OF THE SECRETARY OF STATE

                         --------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF THE INCORPORATION OF "CAPUCINO'S, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF MAY, A.D. 1989, AT 3 O'CLOCK P.M.





                                          /s/ Edward J. Freel
                                 [SEAL]   ------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE

2196645  8100                             AUTHENTICATION:  9392861

981427902                                           DATE:  11-06-98

                           CERTIFICATE OF INCORPORATION
                                        OF
                                 CAPUCINO'S, INC.

     The undersigned, acting as incorporator of CAPUCINO'S, INC. under the General Corporation Law of Delaware adopts the following Articles of
Incorporation:

                                ARTICLE I. NAME
                                ---------------

    The name of the corporation is CAPUCINO'S, INC.

                              ARTICLE II. PURPOSE
                              -------------------

    This corporation may engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

                         ARTICLE III. AUTHORIZED SHARES
                         ------------------------------

     The corporation is authorized to issue 25,000,000 shares of common stock, having a par value of one cent ($.01) per share. The common stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by Delaware law in the absence of any express grant of rights or privileges in the corporation's Certificate of Incorporation, including but not limited to, the following:

         (i) Holders of the common stock shall be entitled to one (1) vote per share on each matter submitted to a vote at a meeting of stockholders; PROVIDED, HOWEVER, that there shall not be any cumulative voting of the common stock.

         (ii) Dividends may be declared and paid or set aside for payment upon the common stock out of any assets or funds of the corporation legally available therefor.

         (iii) Upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, its net assets shall be distributed ratably by holders of the common stock.

Notwithstanding anything to the contrary in this paragraph, no holder of shares of common stock of the corporation shall have any preemptive rights with respect to the issuance of any stock or securities of the corporation.

                ARTICLE IV. INITIAL REGISTERED OFFICE AND AGENT
                -----------------------------------------------

    The street address of the initial registered office of the corporation is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901, and the name of the Kent County, corporation's initial registered agent at that address is United Corporate Services, Inc.

                                  ARTICLE V.
             POWERS AND AUTHORITY OF DIRECTORS AND STOCKHOLDERS
             --------------------------------------------------

    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

    (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. Election of the directors need not be by ballot unless the bylaws so provide.

    (2) The Board of Directors shall have power without the assent or vote of the stockholders:

         (a) To make, alter, amend, change, add to or repeal the bylaws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

         (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

    (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of he stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

    (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

                          ARTICLE VI. INCORPORATOR

     The name and street address of the incorporator are as follows:

             Name                           Address
             ----                           -------
             Geoffrey C. Cheney             c/o Holland & Knight
                                            1200 Brickell Avenue
                                            Miami, Florida 33131

                        ARTICLE VII. INDEMNIFICATION

     No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

                         ARTICLE VIII. REORGANIZATION

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class or creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 8th day of May, 1989.

                                              /s/ Geoffrey C. Cheney
                                          --------------------------------
                                          Geoffrey C. Cheney, Incorporator

                               STATE OF DELAWARE
                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------
     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CAPUCINO'S, INC.", CHANGING ITS NAME FROM "CAPUCINO'S, INC." TO "BOSTON RESTAURANT ASSOCIATES, INC.", FILED IN THIS OFFICE ON THE
TWENTY-FOURTH DAY OF JUNE, A.D. 1994, AT 10:45 O'CLOCK A.M.









                                                 /s/ Edward J. Freel
                        [SEAL]          --------------------------------------
                                         EDWARD J. FREEL, SECRETARY OF STATE

2196645 8100                             AUTHENTICATION: 9392860.
981427902                                          DATE: 11-06-98

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 10:45 AM 06/24/1994
                                                        944115809 - 2196645

                           CERTIFICATE OF AMENDMENT

                                     OF

                         CERTIFICATE OF INCORPORATION

                               CAPUCINO'S, INC.

     CAPUCINO'S, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:

     1. The Board of Directors of the Corporation, by unanimous written consent dated as of May 25, 1994, duly adopted the following resolutions in accordance with the provisions of Section 141 and 242 of the Delaware General Corporation Law:

RESOLVED, that it is hereby declared advisable that Article First of the Certificate of Incorporation of CAPUCINO's, INC. (the "Company") be amended in its entirety to read as follows:

          ARTICLE FIRST. The name of this corporation is Boston Restaurant Associates, Inc.

RESOLVED, that it is hereby declared advisable that Article THIRD of the Company's Certificate of Incorporation be amended by addition of the following provision:

     Simultaneously with the effective date of this amendment (the
"Effective Date"), each share of the Company's Common Stock, par value
$.01 per share, issued and outstanding immediately prior to the Effective Date (the "Old Shares") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-tenth (1/10) of a share of the Company's Common Stock par value
$.01 per share (the "New Shares"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective
Date represented outstanding Old Shares (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole New Shares into which and for which the Old Shares formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, one New Share in lieu of fractional shares, as provided below) pursuant to the provisions hereto. No certificates or scrip representing fractional share interests in New Shares will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Shares to which the holder would otherwise be entitled, one additional New Share. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full New Shares for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional shares until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed one New Share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the New Shares into which and for which Old Shares are reclassified under the terms hereof shall be the same as the amount of capital represented by the Old Shares so reclassified, until thereafter reduced or increased in accordance with applicable law.

     FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation effecting a one-for-ten Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the board of directors may abandon such proposed amendment without further action by the stockholders.

     2. The foregoing amendments to the Certificate of Incorporation were duly adopted by stockholders of the Company holding a majority of the stock entitled to vote thereon by written consent given in accordance with Section 228 of the Delaware General Corporation Law and in accordance with the provisions of Section 242 of the General
Corporation Law of Delaware on June 23, 1994.

     IN WITNESS WHEREOF, CAPUCINO'S INC. has caused this Certificate of Amendment of its Certificate of Incorporation to be signed by George R. Chapdelaine its President and attested to by Gordon R. Penman its Assistant Secretary, this 24th day of June, 1994.

                                          CAPUCINO'S, INC.


                                          By:  /s/ George R. Cahpdelaine,
                                              ---------------------------
                                              George R. Chapdelaine,
                                              President

ATTEST:

By:  /s/ Gordon R. Penman
    ----------------------
    Gordon R. Penman,
    Assistant Secretary

                                     STATE OF DELAWARE

                            OFFICE OF THE SECRETARY OF STATE

                            --------------------------------

    I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BOSTON RESTAURANT ASSOCIATES, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1999, AT 10 O'CLOCK A.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.





                                    [SEAL]   /s/ Edward J. Freel
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

2196645  8100                                AUTHENTICATION: 9803209
991237448                                              DATE: 06-14-99

                          CERTIFICATE OF AMENDMENT

                                      OF

                        CERTIFICATE OF INCORPORATION

                                      OF

                      BOSTON RESTAURANT ASSOCIATES, INC.

    Boston Restaurant Associates, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, pursuant to
Section 242 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

    FIRST:    That the Board of Directors of Boston Restaurant Associates,
Inc., duly adopted the resolutions approving the following amendment to the Certificate of Incorporation of said corporation at the Annual Meeting of the Directors duly held at which a quorum was present and acting throughout and in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, on September 14, 1998:

    The maximum amount of shares of preferred stock that this corporation shall be authorized to issue shall be 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

    SECOND:   The foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders of the Corporation at the Annual Meeting of the Stockholders duly held at which a quorum was present and acting throughout and in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, on September 14, 1998.


                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 10:00 AM 06/14/1999
                                                        991237448 - 2196645

    ARTICLE THIRD of the Certificate of Incorporation shall be amended by adding the following paragraph at the end of said ARTICLE THIRD:

    The maximum amount of shares of preferred stock that this corporation shall be authorized to issue shall be 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

    IN WITNESS WHEREOF, said Boston Restaurant Associates, Inc., has caused this Certificate of Amendment of its Certificate of Incorporation to be signed by George R. Chapdelaine, and attested by Robert Fabrizio, its Assistant Secretary, this 9th day of June 1999.

                                            /s/ George R. Chapdelaine
                                            -------------------------
                                            George R. Chapdelaine
                                            President


ATTEST:

/s/ Robert Fabrizio
------------------------------------
Robert Fabrizio, Assistant Secretary